INTERGRAPH CORPORATION AND SUBSIDIARIES

            EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT

                                                                 Percentage of
                                               State or Other       Voting
                                                Jurisdiction      Securities
Name                                          of Incorporation  Owned by Parent
--------------------------                    ----------------  ---------------
Intergraph Asia Pacific, Inc.                     Delaware             100
Intergraph European Manufacturing,  L.L.C.        Delaware             100
Intergraph (Italia), L.L.C.                       Delaware             100
Intergraph (Middle East), L.L.C.                  Delaware              20
Intergraph Public Safety, Inc.                    Delaware             100
Intergraph Benelux B.V.                           The Netherlands      100
Intergraph Danmark A/S                            Denmark              100
Intergraph CR spol. s r.o.                        Czech Republic       100
Intergraph (Deutschland) GmbH                     Germany              100
Intergraph Espana, S.A.                           Spain                100
Intergraph Europe (Polska) Sp. zo.o               Poland               100
Intergraph Finland Oy                             Finland              100
Intergraph (France) SA                            France               100
Intergraph GmbH (Osterreich)                      Austria              100
Intergraph (Hellas) S.A.                          Greece               100
Intergraph Norge A/S                              Norway               100
Intergraph (Portugal) Sistemas de Computacao
 Grafica, S.A.                                    Portugal             100
Intergraph (Sverige) AB                           Sweden               100
Intergraph (Switzerland) A.G.                     Switzerland          100
Intergraph (UK), Ltd.                             United Kingdom       100
Intergraph Public Safety Belgium  S.A.            Belgium              100
Intergraph Public Safety Deutschland, GmbH        Germany              100
Public Safety France, SA                          France               100
Intergraph Public Safety U.K., Ltd.               United Kingdom       100
Z/I Imaging Corporation                           Delaware              60
Intergraph Greater China, Ltd.                    Hong Kong            100
Intergraph BEST (Vic) Pty. Ltd.                   Australia            100
Intergraph Computer (Shenzhen) Co. Ltd.           China                100
Intergraph Corporation (N.Z.) Limited             New Zealand          100
Intergraph Corporation Pty. Ltd.                  Australia            100
Intergraph Corporation Taiwan                     Taiwan, R.O.C.       100
Intergraph Hong Kong Limited                      Hong Kong            100
Intergraph Industry Solutions K.K.                Japan                100
Intergraph Japan K.K.                             Japan                100
Intergraph Korea, Ltd.                            Korea                100
Intergraph Process and Building Solutions
 Pte Ltd.                                         Singapore            100
Intergraph Public Safety (New Zealand) Limited    New Zealand          100
Intergraph Public Safety Pty. Ltd.                Australia            100
Intergraph Canada, Ltd.                           Canada               100
Intergraph Public Safety Canada Ltd.              Canada               100
Intergraph de Mexico, S.A. de C.V.                Mexico               100
Intergraph Israel Software  Development
 Center, Ltd.                                     Israel               100
Intergraph Servicios de Venezuela C.A.            Venezuela            100
Intergraph Saudi Arabia Ltd.                      Saudi Arabia          20